                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 18, 2003

                                KCS ENERGY, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                    001-13781                    22-2889587
(State or other jurisdiction of     (Commission               (I.R.S. Employer
         incorporation)             File Number)             Identification No.)

    5555 San Felipe Road, Suite 1200
             Houston, Texas                                             77056
(Address of principal executive offices)                              (Zip Code)

                                  (713)877-8006
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

         On November 18, 2003, KCS Energy, Inc. ("KCS") amended and restated its credit agreement ("Credit Agreement") with a group of commercial bank lenders. The Credit Agreement, which is used for general corporate purposes, including working capital, and to support KCS' capital expenditure program, provides up to $100 million of revolving borrowing capacity and matures on November 18, 2006, provided that the maturity date will be October 17, 2005 if KCS' 8 7/8% Senior Subordinated Notes are not refinanced or repaid by October 14, 2005. Borrowing capacity under the Credit Agreement is subject to a borrowing base, initially set at $100 million, which is reviewed at least semi-annually and may be adjusted based on the lenders' valuation of KCS' oil and gas reserves and other factors. Substantially all of KCS' assets, including the stock of KCS' subsidiaries, are pledged to secure the Credit Agreement, and each of KCS' subsidiaries have guaranteed KCS' obligations under the Credit Agreement.

         Borrowings under the Credit Agreement bear interest, at KCS' option, at an interest rate of LIBOR plus 2.25% to 3.0% or prime plus 0.5% to 1.25%, depending on utilization. A commitment fee of 0.5% per year is paid on the unused availability under the Credit Agreement. Financing fees pertaining to the Credit Agreement, as amended, are being amortized over the life of the agreement.

         The Credit Agreement contains various restrictive covenants including minimum levels of liquidity and interest coverage. The Credit Agreement also contains other usual and customary terms and conditions of a conventional borrowing base facility including the hedging of a portion of KCS' oil and gas production, prohibition on a change of control, restrictions on the payment of dividends and certain other restricted payments and limitations on the incurrence of additional debt and the sale of assets. The Credit Agreement also contains customary events of default, including defaults by KCS in payment of its other debt instruments.

         The Credit Agreement, as amended and restated, is filed as Exhibit 10.1 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (C)      EXHIBITS.

                  Exhibit 10.1 Second Amended and Restated Credit Agreement, dated as of November 18, 2003, by and among KCS, the lenders from time to time party thereto, Bank of Montreal, as Agent and Collateral Agent, and BNP Paribas, as Documentation Agent.

                  Exhibit 99.1 KCS Energy, Inc. Press Release dated November 19, 2003 announcing the amendment of KCS' existing credit agreement.

ITEM 9. REGULATION FD DISCLOSURE.

         On November 19, 2003, KCS announced that it had amended its existing credit agreement. The press release announcing the amendment of KCS' existing credit agreement is filed as Exhibit 99.1 hereto.

         In accordance with General Instruction B.2. of Form 8-K, the foregoing information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            KCS Energy, Inc.

Date: November 19, 2003                     /s/ Frederick Dwyer
                                            -----------------------------------
                                                Frederick Dwyer
                                                Vice President, Controller
                                                and Secretary

                                  EXHIBIT INDEX

EXHIBIT                                    DESCRIPTION
-------                                    -----------
 10.1          Second Amended and Restated Credit Agreement, dated as of
               November 18, 2003, by and among KCS, the lenders from time to time party thereto, Bank of Montreal, as Agent and Collateral
               Agent, and BNP Paribas, as Documentation Agent.

 99.1          KCS Energy, Inc. Press Release dated November 19, 2003 announcing the amendment of KCS' existing credit agreement.